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DISPLACEMENT SERVICE AGREEMENT

THIS AGREEMENT, made and effective as of this 4th day of April 1996, by and between Washington Gas Light Company ("Seller") and Atlanta Gas Light Company ("Buyer").

WITNESSETH

WHEREAS, Buyer has entered into a Firm Peaking Service Agreement (FPS-1 Agreement) with Cove Point LNG Company, Limited Partnership. (Cove Point LNG) and desires to have its Gas under the FPS- 1 Agreement delivered by displacement from the facilities of Cove Point LNG to its facilities utilizing Seller's services hereunder; and

WHEREAS, Seller has firm transportation arrangements on and agreements with various interstate pipelines and a blanket certificate issued by the Federal Energy Regulatory Commission (FERC) 39 F.E.R.C.P. 61,119 (1987), pursuant to which Seller is willing to provide a displacement service to Buyer hereunder.

THEREFORE, in consideration of the mutual covenants and promises contained herein, the parties do hereby agree:

I.  DEFINITIONS

A. British Thermal Unit shall mean the amount of heat required to raise the temperature of one avoirdupois pound of water one degree Fahrenheit at 60 degrees Fahrenheit.

B. Day shall mean the 24-hour period commencing at eight o'clock (8:00) a.m. Eastern Standard Time.

C. Dekatherm or Dth shall mean a quantity of heat equal to ten therms or one million British thermal units (one MMBtu).

D. Delivery Point shall mean the existing metering station at the point of interconnection between the facilities of Buyer and the facilities of Seller's Transporters.


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E.  Displacement   Imbalance  shall  be  the  difference  between   Displacement
Quantities and Exchange Quantities during the Term of this Agreement.

F. Displacement Quantity shall mean up to 69,000 dekatherms per day as such quantity of Gas is available under Buyer's FPS-1 Agreement that Buyer nominates for delivery to the Receipt Point.

G. Exchange Quantity shall mean on any day a quantity of gas equal to the Displacement Quantity for such day pursuant to Buyer's FPS-1 Agreement that Seller shall arrange to be delivered to the Delivery Point.

H. Gas means natural gas, revaporized liquefied natural gas (LNG) or any commonly accepted suitable equivalent.

I. MMBtu shall mean one million (1,000,000) BTUs.

J. Receipt Point shall mean the point of interconnection between the facilities of Cove Point LNG and the facilities of Seller.

K. Seller's Transporters shall mean Transcontinental Gas Pipeline Corporation or any other interstate pipeline or entity with whom Seller has a firm transportation agreement and under which Seller can provide Displacement Service to Buyer hereunder.

L. Psia shall mean pounds per square inch absolute.

M. Therm shall mean a quantity of heat equal to one hundred thousand British thermal units (100,000 Btu's).

N. Total Heating Value Per Cubic Foot shall mean the number of BTU's produced by the combustion, at constant pressure, of one cubic foot of gas, saturated with water vapor, at 14.73 psia and 60 degrees Fahrenheit, with air of the same pressure and temperature as the gas, when the products of combustion are cooled to the initial temperature of gas and air, and when the water formed by combustion is condensed to a liquid state and then adjusted to a dry basis.

II. TERM


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The Term of this  Agreement  shall  commence  on  December  15,  1996 and  shall continue through March 15, 1997. This Agreement shall continue for like periods in subsequent years, on a year-to-year basis, unless terminated by either party upon no less than one hundred and twenty (120) days prior written notice to the other, non-terminating party; Provided that this agreement shall not be terminated prior to March 15, 1997.

III. RATE

For services provided during the effectiveness of this Agreement, Seller shall charge Buyer a rate of $0.50 per dekatherm of Gas delivered to the Delivery Point hereunder and received by Buyer.

IV. SERVICE

A. Displacement Service. Seller shall provide a firm displacement service to Buyer by receiving Displacement Quantities at the Receipt Point and by arranging for equivalent Exchange Quantities to be delivered to the Delivery Point.

B. Nominations. Buyer may make Displacement Quantity Nominations to Seller in accordance with Article VI hereunder. Upon receiving such nominations, Seller shall arrange to receive such quantities at the Receipt Point and to deliver an equivalent Exchange Quantity to Buyer at the Delivery Point pursuant to Seller's flexible delivery point rights under its firm transportation agreements with Seller's Transporters. Seller warrants that it has sufficient firm capacity on Seller's Transporters to deliver the Exchange Quantities to the Delivery Point on a firm basis. Buyer warrants that it has sufficient capacity to receive the Exchange Quantities on a firm basis.

C. Imbalances. It is the parties' intent that there be no Displacement Imbalances during the Term of this Agreement. To the extent that measurement records show an imbalance at the end of a month, Seller shall reimburse Buyer if Displacement Quantities exceed Exchange Quantities, and Buyer shall reimburse Seller if Exchange Quantities exceed Displacement Quantities. To the extent the measurement records show an imbalance at the end of a month, Seller shall, within 30 days, reimburse Buyer with an amount of gas equal to the positive difference, if any, between the Displacement Quantities and the Exchange Quantities, and Buyer shall, within 30 days, reimburse


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Seller with an amount of gas equal to the negative  difference,  if any, between the Displacement Quantities and the Exchange Quantities.

V. AGENCY DESIGNATION

During the effectiveness of this Agreement, Buyer agrees to designate Seller as Buyer's Agent under Buyer's FPS-1 Agreement for the limited purpose of making nominations and scheduling Gas for delivery to Buyer, as well as the utilization of Buyer's rights under such agreement. As Buyer's Agent, Seller shall be responsible for submitting and receiving notices, making nominations and performing all necessary administrative duties under Buyer's FPS-1 Agreement and under Cove Point LNG's applicable FERC-approved Tariffs in order to provide services to Buyer hereunder.

VI.   NOTICES AND COMMUNICATIONS

A. Displacement Quantity Nominations. During the Term of this Agreement, Buyer shall be the sole party to determine when to make Displacement Quantity Nominations under Article IV-B. Buyer agrees to provide Seller with a minimum of two (2) hours notice prior to any Day for which Buyer exercises its right to withdraw gas from storage under its FPS-1 Agreement with Cove Point LNG. Seller agrees to make a reasonable effort to accommodate any Displacement Quantity Nomination provided by Buyer after the commencement of a Day. Upon receipt of Buyer's Displacement Quantity Nomination, Seller shall nominate and schedule the delivery of the Displacement Quantity in accordance with its agency powers and responsibilities under Article V. Displacement Quantities delivered hereunder shall be considered by the parties as first through the meter(s) at the Delivery Point. Any telephonic notice provided by one party to the other under this Paragraph A shall be followed up by facsimile transmission by the party providing the notice.

B. Representatives. The parties agree to have at least one representative available by telephone at all times to receive notices to each other hereunder including notices of operational conditions on their respective systems on a daily basis. Each shall notify the other of the name(s) and telephone number(s) of the representative(s) authorized to receive notices hereunder. Telephone notice to one of such representatives shall constitute sufficient notice and shall be binding upon both parites; provided any notice of termination hereunder be given in writing in accordance Paragraph C below.


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C.  Notices.  Notices  required  under this  Agreement,  except as  provided  in
Paragraph B above, shall be sent in writing as follows:

(a) Buyer:
Atlanta Gas Light Company
303 Peachtree Street, N. E.
Atlanta, Georgia 30308
Attn:   Steve Gunther

(b) Seller:
Washington Gas Light Company
6801 Industrial Road
Springfield, Virginia 22151
Attn: Stephen J.  Shaiko

Notice under this provision shall be construed as given when sent to the proper address by registered mail with return receipt; but written notice actually received by other means shall be fully effective. When speed of notice is essential, written notice shall be preceded by other appropriate communication (telephone or facsimile).

VII.  LAW AND REGULATION

This Agreement shall be subject to applicable federal and state laws and applicable orders, rules and regulations of any local, state or federal governmental authority having or asserting jurisdiction; provided that nothing contained herein shall be construed as a waiver of any right to question or contest any such law, order, rule or regulation in any forum having jurisdiction over the subject matter. This Agreement is further subject to all necessary regulatory and governmental approvals and permits including all necessary authorizations from FERC and other applicable federal, state, county, and local authorities. The parties agree to use their best efforts to obtain such approvals and permits and to cooperate in good faith to execute all papers necessary to effectuate the mutual obligations contemplated hereunder. It is understood that if the necessary regulatory approvals cannot be obtained, this Agreement shall terminate, and the parties shall have no other obligation or liability to each other.

VIII.  BILLING AND METERING


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A. Billing. On or before the tenth (10th) day of each month, Seller shall render a bill to Buyer that shall include a statement showing the amount due and any imbalance quantities applicable to the preceding month, along with a computation of the amount due and payable by Buyer.

B. Payment. Buyer shall remit to Seller all amounts due pursuant to this Agreement, on or before the twentieth (20th) day of each month for service for the preceding month. If bills are not so paid, a late payment charge may be added equal to one percent of the unpaid bill. At the end of each nominal thirty
(30) day billing interval thereafter, Seller may add an additional late payment charge equal to one and one-half percent of any unpaid amount. Should a dispute arise regarding the amount payable in any invoice rendered hereunder, the owing party shall pay the undisputed amount and notify the other party of any disputed amount. The parties agree to negotiate in good faith to mutually resolve the disputed amount in a timely manner with interest (determined by the prime commercial rate charged by Citibank, N.A., New York, New York) accruing from the original due date on any unverified disputed amount determined to be a valid amount due.

C. Measurements. The volume and total heating value of Displacement Quantities delivered to the Receipt Point shall be determined by meters installed and maintained by either Cove Point or Seller at such point. The volume and total heating value of Exchange Quantities delivered to the Delivery Point shall be determined by Seller's Transporter(s) under such transporter's FERC-approved Tariffs. If at the end of Term of this Agreement, measurement records show the existence of a Displacement Imbalance, Seller, shall reimburse Buyer's cost therefor, if Displacement Quantities exceed Exchange Quantities, and Buyer shall reimburse Seller's cost therefor, if Exchange Quantities exceed Displacement Quantities. To the extent the measurement records show an imbalance at the end of a month, Seller shall, within 30 days, reimburse Buyer's costs therefor if Displacement Quantities exceed Exchange Quantities, and Buyer shall, within 30 days, reimburse Seller's costs therefor if Exchange Quantities exceed Displacement Quantities.

D. Inspection of Records. Each party shall have the right at reasonable hours to examine the books, records, and charges of the other to the extent necessary to verify the accuracy of any statement, charge, or computation made under this Agreement. In the event an error is discovered in the amount billed in any statement rendered by Seller, such error shall be adjusted thirty (30) days of the determination thereof; provided


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that claim therefor shall have been made within sixty (60) days from the date of discovery of such error. No error will be adjusted after twenty-four (24) months from the date of such statement.

E. Metering Equipment. The parties understand that the metering equipment of Seller's Transporters shall be utilized to measure the receipt and delivery of Exchange Quantities under this Agreement. The parties further understand that either Cove Point LNG's or Seller's metering equipment shall be utilized to measure the receipt of Displacement Quantities. The parties agree to use their best efforts and their rights under transportation agreements with interstate pipelines and Cove Point LNG to obtain necessary measurement data and records to verify the accurate measurement of receipts and deliveries hereunder, including the taking of appropriate steps to correct any inaccurate readings as soon as possible. The parties agree to be bound by the proper implementation of FERC approved Tariffs of Seller's Transporters and Cove Point LNG regarding the measurement of receipts and deliveries under this Agreement.

X.  FORCE MAJEURE

A. Effect of Force Majeure. Neither party to this Agreement shall be liable for any damage or loss that may occur due to any Force Majeure as defined herein; provided that the party whose ability to perform is affected by Force Majeure promptly notifies the other party of the Force Majeure and that such party uses all reasonable efforts to remedy the situation and to restore its ability to perform. In the event either party is rendered unable, wholly or in part, by Force Majeure to carry out its obligations under this Agreement, other than the obligations of such party to make payment of amounts due hereunder, then the obligations of both parties hereto, so far as they are affected by Force Majeure, shall be suspended during the continuance of such Force Majeure.

B. Definition. The term "Force Majeure" as used herein, and as applied to either party hereto, shall include the passage of laws or promulgation of regulations, acts of God, strikes, lockouts, or other labor disturbances, acts of sabotage, acts of the public enemy, war, blockades, insurrections, riots, epidemics, fires, floods, washouts, arrests, civil disturbances, explosions, breakage or accidents to machinery or lines of pipe, failure of electrical generating or transmission facilities and equipment, freezing of wells or pipelines, partial or entire failure to such wells, or any other cause, whether of the kind herein enumerated, or otherwise, not reasonably within the control of the party


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claiming  Force  Majeure and which by exercise  of due  diligence  such party is unable to prevent or overcome. It is understood that settlement of strikes, lockouts, or labor disturbances shall be entirely within the discretion of the affected party, and that the above requirement that any Force Majeure shall be remedied with all reasonable dispatch shall not require the settlement of strikes, lockouts, or labor disturbances by acceding to the demands of any opposing party when such course is inadvisable in the sole discretion or judgment of the party experiencing such strikes, lockouts or labor disturbances.

XI.  CONFIDENTIALITY

The parties agree to treat this Agreement on a confidential basis and not publicly disclose it to any party without the consent of the other; provided that each party, after notice to the other party and after making all reasonable efforts to protect confidentiality including seeking an appropriate protective order, may disclose the Agreement to appropriate parties in connection with a regulatory proceeding to which such party is, or may become, subject.

XII.  MISCELLANEOUS TERMS

A. Integration of Agreement. This instrument and the documents expressly incorporated herein by reference constitute the entire Agreement between the parties regarding the Displacement Services contemplated. No statement, promise, or inducement made by either party or agent of either party which is not contained in this Agreement shall be binding herein. Subject to the other provisions of this Agreement, this Agreement may not be enlarged, modified, or altered except in writing signed by both parties.

B. Severability. If any part, term, or provision of this Agreement is specifically held by a court or regulatory authority to be illegal or in conflict with applicable law or regulation, the validity of the remaining portions or provisions affected, and the rights and obligations of the parties shall be construed and enforced as if the Agreement did not contain the particular part, term, or provision so held to be illegal or in conflict.

C. Waiver. No waiver by either party of any one or more defaults by the other in the performance of any provisions of this Agreement shall operate or be construed as a waiver of any future default or defaults, whether of a like or different


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character.  If either party should be in default of any of its obligations under this Agreement or violates any of the terms or conditions hereof and fails to correct or cure same within thirty (30) days after receipt of written notice from the other party, in addition to all other legal and equitable remedies available to the non-defaulting party, this Agreement may be terminated by such non-defaulting party thereafter on fifteen (15) days written notice of same to the defaulting party. Notwithstanding anything in the Agreement to the contrary, any remedies afforded in this Agreement shall be taken and construed as cumulative, that is in addition to every other remedy provided herein or by law.

D. Headings. Article headings have been inserted for the purpose of convenience and ready reference. They do not purport to, and shall not be deemed to, define, limit, or extend the scope or extent of the Articles to which they pertain.

E. Assignability and Effect. There shall be no assignment, transfer, or subcontracting of this Agreement, nor of any interest in this Agreement, nor delegation of duties hereunder, except upon written consent of the party against which such assignment, delegation, or subcontracting would, in the absence of this provision, be effective, such consent not to be unreasonably withheld.

F. Succession. This Agreement shall inure to the benefit of, and be binding upon, the heirs, executors, administrators,, assignees, and successors of the respective parties.

G. Indemnification. Each party hereunder agrees to indemnify, defend and hold harmless the other from and against all liabilities, suits, actions,, damages, costs and expenses (including, but not limited to, reasonable attorneys' fees) resulting from or arising out of acts, omissions, negligence, breach of any statutory duty, or intentional misconduct by itself, its officers, its employees or agents of the indemnifying party occurring in the performance of this Agreement.

H. Applicable Law. This Agreement shall be construed in accordance with the laws of Virginia.

I. Possession. Solely for purposes of this Agreement, (i) Buyer shall be deemed to be in control and possession of gas transported hereunder prior to delivery to Seller at the Receipt Point and after redelivery to Buyer at the Delivery Point, and (ii)


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Seller  shall be deemed  to be in  control  and  possession  of gas  transported hereunder after delivery to Seller at the Receipt Point.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers, as of the day and year first written above.

                                                             Seller:


                                            WASHINGTON GAS LIGHT COMPANY
Witness:
By:      /S/  Kathleen McKee                By: /S/ J. M. Schepis
         Secretary                          Senior Vice President
         (Title)                            (Title)

                                                              Buyer:

                                            ATLANTA GAS LIGHT COMPANY
Witness
By:      /S/  Eileen G. Stanek              By: /S/  Stephen J. Gunther
         Director Federal Regulatory Affairs    Vice President
         (Title)                                (Title)



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